UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 2, 2015

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
130 Holger Way
San Jose, CA 95134
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Certain Officers
Brocade Communications Systems, Inc. (“Brocade” or the “Company”) appointed Gale England, 65, as its Chief Operating Officer, effective as of January 2, 2015.
Since December 9, 2013, Mr. England had been serving as Brocade’s Senior Vice President of Operations. He previously served as Brocade’s Vice President of Customer Advocacy and Operational Effectiveness. Before joining Brocade, from November 2011 to May 2013, Mr. England was the Senior Vice President of Global Operations and Quality at Grass Valley LLC., a workflow solutions company for media which is now a part of Belden, Inc., where he managed the rollout of services and technologies that improved the company’s manufacturing, ordering, logistics, supply chain, and quality processes. From April 2005 until November 2011, he was Vice President, Product Operations at Sonus Networks, a supplier of Session Initiation Protocol-based communication equipment including VoIP, video and Unified Communications through IP networks. Mr. England has also held senior positions at Nortel Networks, Bay Networks, and Wellfleet Communications, Inc.
Mr. England holds a Bachelors of Arts degree in Economics from California State University, Chico, as well as Technical and Professional Management Certifications from Boston University and Worcester Polytechnic Institute.
In connection with his hiring at the Company in May 2013, Mr. England executed a standard offer letter with the Company as well as the Company’s standard form of Change of Control Retention Agreement for executive officers as previously filed with the SEC on Current Report on Form 8-K on October 25, 2013. As of the date of this report, no new compensatory arrangements have been entered into with Mr. England in connection with his appointment as Chief Operating Officer. To the extent Mr. England enters into new compensation arrangements, the material terms of such arrangements will be disclosed in a subsequent filing.
On November 14, 2014, Mr. England, together with his son-in-law, acquired from the Company four seat licenses at the Levi’s stadium in Santa Clara, California, and related 49ers football season tickets for the 2014-2015 season for cash and assumption of the Company’s obligations, in an aggregate amount of $131,211, which represents approximately the Company's total cost associated with such seat licenses. This transaction was approved by the Company’s Audit Committee of the Board of Directors on November 12, 2014. As of the date of this report, there have been no other transactions, or currently proposed transactions, between Mr. England and the Company in the amounts exceeding $120,000 and in which Mr. England had or will have a direct or indirect material interest.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: January 7, 2015	By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell
Senior Vice President, General Counsel and Corporate Secretary